SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):  OCTOBER 7, 1999
                        Commission File Number:  0-17020


                              SENSAR CORPORATION
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0429944
      -----------------------------            ------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)




       50 WEST BROADWAY, SUITE 501
           SALT LAKE CITY, UTAH                       84101
      ------------------------------                ----------
     (Address of Principal Executive                (Zip Code)
                 Offices)



              Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587


                                    N/A
      ---------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5.  OTHER EVENTS


     Sensar Corporation issued the following press release on October 7, 1999.

     Salt Lake City, UT, October, 7, 1999 - Sensar Corporation (Nasdaq symbol "SCII") announced today that it has entered into an agreement to acquire all of the outstanding shares of I.T.E.S ltd. ("ITES"), an entity organized under the laws of Israel.

     ITES is a startup company focused on developing wireless multimedia and internet communications applications. In particular, the company has developed technology to enable the real time broadcast of multimedia content via wireless to an array of hand-held devices including cellular phones. This technology will also significantly advance the delivery of internet applications, including video, web pages and email, on a real time and global basis without the difficulties and limitations of WAP based systems.

     ITES is working with an Israeli wireless communications carrier to finalize the implementation of its wireless communication technology and has commenced preliminary discussions with a major Internet Service Provider to utilize ITES's unique wireless internet instant messaging technology. This technology will provide seamless internet-to-cell and cell-to-internet messaging services allowing end users to remain online when away from their traditional internet access sites.

     "For the past six months we have analyzed numerous internet and communications companies. The ITES technology represents the most sophisticated we have seen. Furthermore, with over 300 million cellular users, the market potential of this technology is enormous," says CEO Howard Landa.

     "Our technology will dramatically expand the role of the wireless cellular device. Consumers should be able to receive full color transmission of video, TV, audio, web pages and email either in text or voice ANYTIME, ANYWHERE in the world," added Hemi Davidson, founder of ITES.

     Under the terms of the agreement, Sensar will issue 8,500,000 shares of its common stock to acquire ITES. It is anticipated that a new board of directors will be appointed at the closing and that the officers of ITES will become officers of Sensar.

     Closing of this transaction is conditioned on approval of the transaction by the shareholders of Sensar and certain other regulatory approvals and contractual conditions. At closing, the newly enlarged group will be renamed iNet2Wireless.com, which will be more representative of the company's ongoing operations.

     A conference call is scheduled for 4:30 PM ET, Tuesday, October 12. The number to call is (888) 550-5969, reference the Sensar Corporation Conference Call. Interested parties who are unable to participate at the scheduled time can access the recorded call for 72 hours following the conference call (allowing 4 hours after the completion of the conference call) by dialing (800) 723-0607.

     This press release contains certain forward-looking statements concerning possible acquisition activities, all of which are based upon the current status of the company's negotiations and assumptions made by management and are not meant to be actual descriptions or predictions of the future. Completion of the transaction described is subject to the satisfaction of a number of conditions which may or may not be met. For a discussion of the contingencies and uncertainties to which the information concerning future events is subject, please refer to the Company's report on Form 10-K for December 31, 1998, and other SEC reports.

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 7, 1999            SENSAR CORPORATION


                                   By   /s/ Howard S. Landa
                                   Howard S. Landa, Chairman of the Board
                                   (Chief Executive Officer and Principal
                                   Financial and Accounting Officer)































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